                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                 AMENDMENT NO. 1

                                       ON

                                   FORM 8-K/A

                                       TO

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                              --------------------


                                  May 17, 1996
                -------------------------------------------------
                (Date of Report; Date of Earliest Event Reported)

                        PARACELSUS HEALTHCARE CORPORATION
          -----------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)


California                          33-67040                          95-3565943
- --------------------------------------------------------------------------------
(State of Incorporation)      (Commission File No.)                (IRS Employer
                                                             Identification No.)

155 North Lake Avenue, Suite 1100, Pasadena, California                    91101
- --------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

                                 (818) 792-8600
          -----------------------------------------------------------
              (Registrant's telephone number, including area code)

                                      N/A
- --------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

               The total number of pages of this Form 8-K/A is 19.

At the time of filing the Current Report on Form 8-K to which this Amendment No. 1 relates, the (a) Financial Statements of Businesses Acquired and the (b) Pro Forma Financial Information were not available. This Amendment No. 1 provides this financial information.

Item 7.  FINANCIAL STATEMENTS
         PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Businesses Acquired

         The following historical financial information of Davis Hospital and Medical Center, Pioneer Valley Hospital and Santa Rosa Medical Center is incorporated by reference:

   (i)   Audited Combined Balance Sheets as of December 31, 1995 and 1994;
   (ii) Audited Combined Statements of Income and Changes in Retained Earnings for the years ended December 31, 1995 and 1994;
   (iii) Audited Combined Statements of Cash Flows for the years ended December 31, 1995 and 1994;
   (iv)  Notes to Combined Financial Statements.

(b)      Pro Forma Financial Information:

         The Following pro forma financial information for Paracelsus Healthcare Corporation is incorporated herein by reference:

   (i) Introduction to Unaudited Pro Forma Condensed Combining Financial Statements;
   (ii) Unaudited Pro Forma Condensed Combining Statement of Income for the Six Months Ended March 31, 1996;
   (iii) Unaudited Pro Forma Condensed Combining Statement of Income for the fiscal year ended September 30, 1995;
   (iv)  Unaudited Pro Forma Condensed Combining Balance Sheet as of
         March 31, 1996;
   (v)   Notes to Unaudited Pro Forma Condensed Combining Financial
         Statements.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 22, 1996

                                       PARACELSUS HEALTHCARE CORPORATION
                                       a California corporation


                                       By   /s/  James T. Rush
                                         ----------------------------------
                                            James T. Rush
                                            Vice President, Finance and
                                              Chief Financial Officer

                         Report of Independent Auditors

Board of Directors
Davis Hospital and Medical Center,
  Pioneer Valley Hospital and
  Santa Rosa Medical Center

We have audited the accompanying combined balance sheets of Davis Hospital and Medical Center, Pioneer Valley Hospital and Santa Rosa Medical Center (the "Hospitals") (all of which are wholly owned subsidiaries of Columbia/HCA Healthcare Corporation) as of December 31, 1995 and 1994, and the related statements of income and changes in retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Hospitals' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Davis Hospital and Medical Center, Pioneer Valley Hospital and Santa Rosa Medical Center at December 31, 1995 and 1994, and the combined results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                       ERNST & YOUNG LLP




Salt Lake City, Utah
May 17, 1996

                        Paracelsus Healthcare Corporation

                             Combined Balance Sheets



                                                        DECEMBER 31
                                                       1995      1994
                                                     ------------------
                                                       (IN THOUSANDS)

ASSETS
Current assets:
  Cash                                               $   656    $   456
  Accounts receivable, less allowance for doubtful
    accounts of $6,641 in 1995 and $4,554 in 1994     13,658     14,494
  Inventories                                          2,243      1,933
  Prepaid expenses and other                           1,088        614
                                                     ------------------
  Total current assets                                17,645     17,497
  Property, plant and equipment, less accumulated
    depreciation                                      49,215     50,723
  Prepaid lease                                        6,864      5,101
  Leasehold value, less accumulated amortization
    of $2,498 in 1995 and $2,209 in 1994               2,902      3,191
  Other assets                                         4,264      4,206
                                                     ------------------
Total assets                                         $80,890    $80,718
                                                     ------------------
                                                     ------------------

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable and other current liabilities     $ 7,356    $ 7,056
  Intercompany liabilities                            40,266     44,765
Shareholder's equity:
  Common stock, Class B, $1 par value - 3,000 shares
    authorized and issued                                  3          3
  Additional paid in capital                           8,259      8,259
  Retained earnings                                   25,006     20,635
                                                     ------------------
Total shareholder's equity                            33,268     28,897
                                                     ------------------
Total liabilities and shareholder's equity           $80,890    $80,718
                                                     ------------------
                                                     ------------------


SEE ACCOMPANYING NOTES.

                        Paracelsus Healthcare Corporation

                        Combined Statements of Income and
                          Changes in Retained Earnings



                                                        YEAR ENDED
                                                        DECEMBER 31
                                                       1995      1994
                                                     ------------------
                                                       (IN THOUSANDS)


Total operating revenues                             $105,307   $99,096

Costs and expenses:
  Salaries, wages, and benefits                        39,088    35,370
  Supplies                                             14,680    13,452
  Purchased services                                   10,158     9,368
  Other operating expenses                             12,376    11,486
  Provision for doubtful accounts                       7,515     6,019
  Depreciation and amortization                         5,570     6,154
  Interest expense                                      3,280     3,835
  Management fees                                       5,400     1,984
                                                     ------------------
Total costs and expenses                               98,067    87,668
                                                     ------------------
Income before income taxes                              7,240    11,428
Income taxes                                            2,869     4,514
                                                     ------------------
Net income                                              4,371     6,914
Retained earnings at beginning of year                 20,635    13,721
                                                     ------------------
Retained earnings at end of year                     $ 25,006   $20,635
                                                     ------------------
                                                     ------------------


SEE ACCOMPANYING NOTES.

                        Paracelsus Healthcare Corporation

                        Combined Statements of Cash Flows



                                                            YEAR ENDED
                                                            DECEMBER 31
                                                           1995      1994
                                                         ------------------
                                                           (IN THOUSANDS)

OPERATING ACTIVITIES
Net income                                               $ 4,371    $ 6,914
Adjustment to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                            5,570      6,154
  Changes in operating assets and liabilities:
    Accounts receivable                                      836       (388)
    Prepaid expenses, inventory and other current assets    (784)      (183)
    Accounts payable and other liabilities                   300        201
                                                         ------------------
Net cash provided by operating activities                 10,293     12,698

INVESTING ACTIVITIES
Purchases of property, plant and equipment                (4,171)    (5,883)
Disposals of property, plant and equipment                   109         53
(Increase) decrease in net leasehold value and
 other long-term assets                                   (1,532)     1,170
                                                         ------------------
Net cash used in investing activities                     (5,594)    (4,660)

FINANCING ACTIVITIES
Net transfers to Columbia                                 (4,499)    (7,583)
                                                         ------------------
Increase in cash                                             200        455
Cash at beginning of year                                    456          1
                                                         ------------------
Cash at end of year                                      $   656    $   456
                                                         ------------------
                                                         ------------------
Supplemental cash flow information:
  Cash paid during the year for:
    Interest payments                                    $ 3,280    $ 3,835
    Income tax payments                                    2,869      4,514

Significant noncash transaction:
  Prepayment of lease through intercompany balances        2,000          -



SEE ACCOMPANYING NOTES.

                        Paracelsus Healthcare Corporation

                     Notes to Combined Financial Statements

                                December 31, 1995


1.  ORGANIZATION

Davis Hospital and Medical Center, Pioneer Valley Hospital and Santa Rosa Medical Center (the "Hospitals") are indirect wholly owned subsidiaries of Columbia/HCA Healthcare Corporation ("Columbia"). The Hospitals provide health care services to patients in and around their respective communities in Utah (Davis Hospital and Medical Center and Pioneer Valley Hospital) and Florida (Santa Rosa Medical Center). The Hospitals receive payment for patient services from the federal government primarily under the Medicare program, state programs under their respective Medicaid programs, health maintenance organizations, preferred provider organizations and other private insurers and directly from patients.

In connection with a Federal Trade Commission consent order resulting from Columbia's merger with Health Trust, Inc. ("HTI"), Columbia agreed to sell the Hospitals to Paracelsus Healthcare Corporation ("Paracelsus"). The Hospitals and related entities were exchanged for three Paracelsus hospitals and related entities as well as an additional cash payment as defined by the agreement. The transaction closed on May 16, 1996.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIS OF COMBINATION

The combined financial statements presented herein will be referred to for the years ended December 31, but will include the financial statements of Davis Hospital and Pioneer Valley Hospital for the years ended December 31, and Santa Rosa Medical Center for the years ended August 31.

                        Paracelsus Healthcare Corporation

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OPERATING REVENUES AND RECEIVABLES

Operating revenues are based on established billing rates less allowances and discounts for patients covered by Medicare, Medicaid and various other discount arrangements. Payments received under these programs and arrangements, which are based on either predetermined rates or the cost of services, are generally less than the Hospital's customary charges, and the differences are recorded as contractual adjustments or policy discounts at the time service is rendered. These contractual adjustments totaled $56,580,000 and $49,738,000 for 1995 and 1994, respectively.

Normal estimation differences between final settlements and amounts recognized in previous years are reported as contractual adjustments in the current year. The administrative procedures for cost-based programs preclude final determination of the payments due or receivable until after the Hospitals' cost reports are audited or otherwise reviewed by and settled with the respective program agencies. The Hospitals' estimate for final settlements of all years through 1995 has been reflected in the combined financial statements.

Patient revenues under the Medicare and Medicaid programs amounted to approximately 40% and 43% of total patient revenues in 1995 and 1994, respectively. The Hospitals do not believe that there are any credit risks associated with receivables due from governmental agencies. Concentrations of credit risk from other payors is limited by the number of patients and payors.

INTERCOMPANY LIABILITIES

Intercompany liabilities represent, in part, the net excess of funds transferred to or paid on behalf of the Hospitals over funds transferred to the centralized cash management account of Columbia. Generally, this balance is increased by automatic cash transfers from the account to reimburse the Hospitals' bank accounts for operating expenses and to pay the Hospitals' debt, completed construction project additions, fees and services provided by Columbia and other operating expenses, such as payroll, interest, insurance, and income taxes. Generally, the balance is decreased through daily cash deposits by the Hospitals to the account. Management fees represent an allocation of home office and regional expenses of Columbia.

                        Paracelsus Healthcare Corporation

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

At December 31, 1995 and 1994, intercompany balances also include certain long-term debt balances amounting to $29,616,000 and $33,553,000, respectively, which were allocated to the Hospitals by Columbia. All principal and interest payments on the debt allocated from Columbia are made by the Hospitals through Columbia. The Hospitals were charged interest on the allocated debt at rates ranging from 10% to 11.9% during 1995 and 1994.

INVENTORIES

Inventories consisting of drugs and other supplies are stated at cost (first-in, first-out method) which is not in excess of market.

PROPERTY AND EQUIPMENT

Depreciation is computed by the straight-line method over the estimated useful life of the assets. Depreciation rates for buildings and improvements are equivalent to useful lives ranging generally from 10 to 20 years. Estimated useful lives of equipment vary generally from 4 to 10 years.

INCOME TAXES

Columbia files consolidated federal and state income tax returns which include the accounts of the Hospitals. The provision for income taxes is determined utilizing maximum federal and state statutory rates applied to income before income taxes adjusted for certain items which are not deductible. Income tax benefits or liabilities are reflected in the intercompany liabilities. All income tax payments are made by the Hospitals through Columbia.

GENERAL AND PROFESSIONAL LIABILITY RISKS

Columbia assumes the liability for all general and professional liability claims incurred and maintains the related reserve; accordingly, no reserve for liability risks is recorded on the accompanying combined balance sheets. Prior to April 24, 1995, Columbia maintained self-insurance coverage for general and professional liability risks of the Hospitals. Davis Hospital and Medical Center maintained reserves for general and professional liability risk up to certain deductible limits during 1994. Costs attributable to the Hospitals were allocated based on actuarially determined estimates. Effective April 24, 1995, the cost of general and professional liability coverage were allocated by Columbia's captive insurance company to the Hospitals based on actuarially determined estimates. The cost for 1995 and 1994 was approximately $1,137,000 and $1,046,000, respectively.

                        Paracelsus Healthcare Corporation

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Hospitals participate in a self-insured program for workers' compensation and health insurance administered by Columbia. The cost, based on the Hospitals' experience, was approximately $2,826,000 and $1,798,000 for 1995 and 1994, respectively.

LITIGATION AND OTHER MATTERS

The Hospitals are subject to claims and suits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material effect on the Hospitals' financial position, results of operations or cash flows.

3.  PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment is as follows:

                                        DECEMBER 31
                                       1995     1994
                                     -----------------
                                       (IN THOUSANDS)

     Land and improvements           $ 1,824   $ 1,831
     Buildings and improvements       40,507    39,825
     Equipment                        45,957    41,938
                                     -----------------
                                      88,288    83,594
     Less accumulated depreciation    39,363    34,493
                                     -----------------
                                      48,925    49,101
     Construction in progress            290     1,622
                                     -----------------
                                     $49,215   $50,723
                                     -----------------
                                     -----------------

4.  RETIREMENT PLANS

The Hospitals participate in Columbia's defined contribution retirement plans, which cover substantially all employees. Benefits are determined primarily as a percentage of a participant's earned income. Retirement expense was approximately $1,293,000 in 1995 and $1,676,000 in 1994.

                        Paracelsus Healthcare Corporation

5.  LEASES

Operating lease rental expense relating primarily to the rental of buildings and equipment was approximately $3,367,000 and $2,662,000 in 1995 and 1994, respectively.

Future minimum rental commitments under noncancelable operating leases (with an initial or remaining term in excess of one year) at December 31, 1995, are as follows (in thousands):


          1996                               $ 3,133
          1997                                 3,069
          1998                                 3,048
          1999                                 2,666
          2000                                 1,774
          Thereafter                           9,098
                                             -------
          Total minimum rental commitments   $22,788
                                             -------
                                             -------

6.  PREPAID LEASE

Santa Rosa Medical Center is party to a prepaid lease agreement with Santa Rosa County to lease certain real property and improvements. Effective September 1, 1994, the initial 20-year lease term, scheduled to terminate in the year 2005, was extended to the year 2025 for $2,000,000. In connection with the lease extension, Santa Rosa Medical Center agreed to make capital improvements through December 31, 2004, aggregating not less than $5,000,000.

Leasehold value in the accompanying combined balance sheets represents the difference between market rent and contract rent, discounted to present value over the initial lease term, at the date of acquisition of the Hospital by HTI. Leasehold value is being amortized over the remaining initial lease term on a straight-line basis.

7.  AFFILIATED COMPANIES

The Hospitals incur expenses for management services provided by Columbia. Due to the related nature of these entities, the amounts paid may not have been the same if similar activities had been undertaken with unrelated parties.

PARACELSUS UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

The following tables present the Paracelsus Unaudited Pro Forma Condensed Combining Balance Sheet as of March 31, 1996, and the Paracelsus Unaudited Pro Forma Condensed Combining Statements of Income for the six months ended
March 31, 1996, and the fiscal year ended September 30, 1995, to illustrate the effect of the acquisition of Pioneer Valley Hospital ("Pioneer"), a 139-bed hospital in West Valley City, Utah, Davis Hospital and Medical Center ("Davis"), a 120-bed hospital in Layton, Utah, and Santa Rosa Medical Center ("Santa Rosa"), a 129-bed hospital in Milton, Florida (Pioneer, Davis and Santa Rosa, collectively, the "Columbia Hospitals"), on May 17, 1996. The Paracelsus Unaudited Pro Forma Condensed Combining Balance Sheet assumes that the acquisition of the Columbia Hospitals occurred on March 31, 1996, and the Paracelsus Unaudited Pro Forma Combining Income Statements assume that the acquisition of the Columbia Hospitals occurred at the beginning of each period.

Paracelsus acquired the Columbia Hospitals from Columbia Healthcare Corporation ("Columbia") for consideration consisting of $38,500,000 in cash and the exchange of the Paracelsus' Peninsula Medical Center ("Peninsula"), a 119-bed hospital in Ormond Beach, Florida, the Elmwood Medical Center ("Elmwood"), a 135-bed hospital in Jefferson, Louisiana, and the Halstead Hospital ("Halstead"), a 190-bed hospital in Halstead, Kansas (Peninsula, Elmwood and Halstead collectively, the "Exchanged Hospitals"). The acquisition was accounted for as a purchase transaction. Paracelsus financed the cash portion of the acquisition of the Columbia Hospitals from borrowings under its Credit Facility. Paracelsus also purchased the real property of Elmwood and Halstead from a real estate investment trust ("REIT"), exchanged the Elmwood and Halstead real properties with Columbia for Pioneer's real property, and sold Pioneer's real property to the REIT (the "Real Property Purchase and Sale Transaction").

                         PARACELSUS UNAUDITED PRO FORMA
                    CONDENSED COMBINING STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)


                                           Paracelsus   Columbia    Pro Forma     Paracelsus
                                           Historical   Hospitals   Adjustments   Pro Forma
                                           -------------------------------------------------
Total operating revenues                   $260,590     $54,999     $(49,963)(1)  $265,626
Costs and expenses:
  Salaries and benefits                     113,162      21,096      (22,271)(1)   111,987
  Supplies                                   19,363       7,769       (5,528)(1)    21,604
  Purchased services                         34,174       5,301       (5,689)(1)    33,786
  Provision for bad debts                    20,191       3,264       (2,468)(1)    20,987
  Other operating expenses                   46,906      12,849      (13,362)(2)    46,393
  Depreciation and amortization               7,972       3,134       (2,831)(3)     8,275
  Interest                                    7,685       1,377         (199)(4)     8,863
  Settlement costs                           22,356           -            -        22,356
                                           -----------------------------------------------
Total costs and expenses                    271,809      54,790      (52,348)      274,251
                                           -----------------------------------------------
Income (loss) before minority interests
 and income taxes                           (11,219)        209        2,385        (8,625)
Minority interests                           (1,072)          -            -        (1,072)
                                           -----------------------------------------------
Income (loss) before income taxes           (12,291)        209        2,385        (9,697)
Income taxes (benefit)                       (5,040)         86          978 (5)    (3,976)
                                           -----------------------------------------------
Net income (loss)                          $ (7,251)       $123       $1,407      $ (5,721)
                                           -----------------------------------------------
                                           -----------------------------------------------

See notes to Paracelsus unaudited pro forma condensed combining financial statements.

                         PARACELSUS UNAUDITED PRO FORMA
                     CONDENSED COMBINING STATEMENT OF INCOME
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995
                             (DOLLARS IN THOUSANDS)

                                           Paracelsus   Columbia    Pro Forma     Paracelsus
                                           Historical   Hospitals   Adjustments   Pro Forma
                                           -------------------------------------------------
Total operating revenues                   $509,729     $105,307    $(96,694)(1)  $518,342
Costs and expenses:
  Salaries and benefits                     209,672       39,088     (40,994)(1)   207,766
  Supplies                                   40,780       14,680     (10,639)(1)    44,821
  Purchased services                         58,113       10,158      (8,375)(1)    59,896
  Provision for bad debts                    39,277        7,515      (4,895)(1)    41,897
  Other operating expenses                   99,777       17,776     (20,252)(2)    97,301
  Depreciation and amortization              17,276        5,570      (4,960)(3)    17,886
  Interest                                   15,746        3,280        (379)(4)    18,647
  Restructuring and unusual charges           5,150            -           -         5,150
                                           -----------------------------------------------
Total costs and expenses                    485,791       98,067     (90,494)      493,364
                                           -----------------------------------------------
Income before minority interests
 and income taxes                            23,938        7,240      (6,200)       24,978
Minority interests                           (1,927)           -           -        (1,927)
                                           -----------------------------------------------
Income (loss) before income taxes            22,011        7,240      (6,200)       23,051
Income taxes (benefit)                        9,024        2,869      (2,542)(5)     9,351
                                           -----------------------------------------------
Net income (loss)                          $ 12,987     $  4,371    $ (3,658)     $ 13,700
                                           -----------------------------------------------
                                           -----------------------------------------------



See notes to Paracelsus unaudited pro forma condensed combining financial statements.

                         PARACELSUS UNAUDITED PRO FORMA
                        CONDENSED COMBINING BALANCE SHEET
                                 MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)


                                           Paracelsus   Columbia    Pro Forma     Paracelsus
                                           Historical   Hospitals   Adjustments   Pro Forma
                                           -------------------------------------------------

ASSETS
Current assets:
  Cash and cash equivalents                $  3,149     $   206     $   (206)(6)    $  3,149
  Marketable securities                      10,051           -            -          10,051
  Accounts receivable, less allowance for
   uncollectibles                           100,121      15,664      (15,770)(6)(7)  100,015
  Supplies                                   10,634       2,019       (3,001)(6)(7)    9,652
  Deferred income taxes                      26,463           -                       26,463
  Other current assets                        4,798       1,040         (920)(6)(7)    4,918
                                           -------------------------------------------------
Total current assets                        155,216      18,929      (19,897)        154,248
Property and equipment, net of accumulated
 depreciation and amortization              165,729      47,561      (17,481)(8)     195,809
Other assets                                 47,271      12,781       (2,198)(6)(8)   57,854
                                           -------------------------------------------------
Total assets                               $368,216     $79,271     $(39,576)       $407,911
                                           -------------------------------------------------
                                           -------------------------------------------------

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable and other current
   liabilities                             $ 76,615     $ 8,750     $ (7,954)(6)(7) $ 77,411
  Current maturities of long-term debt and
   capital lease obligations                  5,186           -       (4,728)(4)         458
                                           -------------------------------------------------
Total current liabilities                    81,801       8,750      (12,682)         77,869
Long-term debt and capital lease
 obligations, less current maturities       139,475           -       43,627 (4)     183,102
Deferred income taxes                        24,607           -                       24,607
Other long-term liabilities                  25,968      36,324      (36,324)(6)      25,968
Shareholder's equity                         96,365      34,197      (34,197)(6)      96,365
                                           -------------------------------------------------
Total liabilities and shareholder's equity $368,216     $79,271     $(39,576)       $407,911
                                           -------------------------------------------------
                                           -------------------------------------------------




See notes to Paracelsus unaudited pro forma condensed combining financial statements.

                NOTES TO PARACELSUS UNAUDITED PRO FORMA CONDENSED

                         COMBINING FINANCIAL STATEMENTS


(1)  To remove the historical operating results of the Exchanged Hospitals.

(2) To adjust other operating expenses for the exchange of the Exchanged Hospitals, the acquisition, sale and leaseback of the Pioneer real property, and the net change in allocated corporate overhead. Other operating expenses are estimated to decrease on a pro forma basis as follows (in thousands):

                                                        SIX MONTHS  FISCAL YEAR
                                                           ENDED       ENDED
                                                         MARCH 31, SEPTEMBER 30,
                                                           1996         1995
                                                         -----------------------
     Operating expenses related to Paracelsus Hospitals  $(10,454)   $(21,518)
     Payments under operating lease arrangement to REIT     3,526       7,051
     Decrease in Columbia Hospitals allocated
      corporate overhead                                   (6,434)     (5,785)
                                                         --------------------
     Pro forma adjustment                                $(13,362)   $(20,252)
                                                         --------------------
                                                         --------------------

Paracelsus assumed there would be no incremental increase in corporate overhead as a result of the acquisition of the Columbia Hospitals because the overall corporate allocation is expected to be the same.

(3) To adjust depreciation and amortization based on the revaluation of the acquired depreciable assets to fair value and the increase in Goodwill in connection with the purchase price allocation (see Note 8). The acquired assets are estimated to have an average useful life of approximately 18 years based on an allocation of the appraised values of the assets acquired and the useful lives of such assets in accordance with Paracelsus' depreciation policy (35 years, 20 years and 10 years for buildings, improvements, and equipment, respectively). The Goodwill is estimated to have a useful life of 20 years. Depreciation and amortization are estimated to decrease on a pro forma basis, as follows (in thousands):

                                                              SIX MONTHS     FISCAL YEAR
                                                                 ENDED          ENDED
                                                               MARCH 31,    SEPTEMBER 30,
                                                                  1996           1995
                                                              --------------------------
     Depreciation expense related to the Exchanged Hospitals   $(1,693)       $(3,381)
     Excess historical depreciation and amortization expense
     for the Columbia Hospitals acquired over the
     depreciation and amortization of the fair value of the
     Columbia Hospitals' assets acquired                        (1,138)        (1,579)
                                                              --------------------------
     Pro forma adjustment                                      $(2,831)       $(4,960)
                                                              --------------------------
                                                              --------------------------

The net decrease in historical cost depreciation and amortization for each of the periods presented resulted from the acquisition, sale and leaseback of the Pioneer real property (See Note 2).

(4) To record the pro forma increase in the Credit Facility and related interest expense as a result of the acquisition of the Columbia Hospitals. The acquisition of the Columbia Hospitals assumes an increase in the principal amount outstanding under the Credit Facility by $43,627,000. Such amount is comprised of $38,500,000 in cash consideration, $1,626,000 for payment of closing costs, $4,728,000 to refinance current maturities of long-term debt of the Paracelsus Hospitals not assumed by Columbia, offset in part by a payment from Columbia of $1,764,000 for a net working capital deficit assumed by Paracelsus, net of a $537,000 payment for a note receivable acquired (included in Other Assets). The average interest rates in effect under the Credit Facility for the six months ended March 31, 1996, and the fiscal year ended September 30, 1995, were 6.60% and 7.90%, respectively. Interest expense on a pro forma basis decreased, as follows (in thousands):

                                                              SIX MONTHS     FISCAL YEAR
                                                                 ENDED          ENDED
                                                               MARCH 31,    SEPTEMBER 30,
                                                                  1996           1995
                                                              --------------------------
     Increase in interest expense to finance the
      acquisition of the Columbia Hospitals                    $ 1,440        $ 3,447
     Interest expense on the Columbia Hospitals debt
      not assumed by Paracelsus                                 (1,377)        (3,280)
     Interest expense on the Exchanged Hospitals debt
      assumed by Columbia                                         (262)          (546)
                                                              --------------------------
     Pro forma adjustment                                      $  (199)       $  (379)
                                                              --------------------------
                                                              --------------------------

(5) To reflect the pro forma provision for income taxes at the statutory rate (41%) giving effect to the Columbia Hospitals acquired and the Exchanged Hospitals divested.

(6) To remove the assets not acquired, liabilities not assumed and the shareholder's equity of the Columbia Hospitals acquired.

(7) To remove the assets and liabilities of the Exchanged Hospitals as partial consideration for the Columbia Hospitals acquired.

(8) To record the acquisition of the Columbia Hospitals using the purchase method of accounting, including adjustment of the balance sheet of the Columbia Hospitals acquired to reflect the estimated fair values of property and equipment acquired in excess of the carrying values. The purchase price allocation reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet is based upon an independent appraisal. The following table summarizes the calculation of the purchase price allocation (in thousands):

     Total cash consideration, including estimated closings costs   $ 40,126
      (See Note 4)
     Fair value of the Exchanged Hospitals transferred to Columbia    31,761
                                                                    --------
     Total estimated purchase price                                   71,887
     Columbia's basis in property and equipment transferred to
      Paracelsus                                                     (47,561)
                                                                    --------
     Excess purchase price                                            24,326
     Purchase price allocated to Goodwill                            (13,069)
                                                                    --------
     Purchase price allocated to property and equipment               11,257
     Basis of the Exchanged Hospitals transferred to Columbia        (28,738)
     Net pro forma adjustment                                       $(17,481)
                                                                     -------
     Purchase price allocated to Goodwill                           $ 13,069
     Less: Basis in Goodwill of the Exchanged Hospitals               (3,023)
           Columbia Hospitals long-term net assets not acquired      (12,244)
                                                                     -------
     Net pro forma adjustment                                       $ (2,198)
                                                                     -------
                                                                     -------

The Real Property Purchase and Sale Transaction was accounted for as an exchange of assets between Paracelsus, Columbia and the REIT which had no effect on the Paracelsus Unaudited Pro Forma Condensed Combining Balance Sheet.